Exhibit 99.12

Entity 20

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Directors’ Report and Audited Financial Statements

For the year ended 31 December 2021

ULI (NORTH & EAST CHINA) COMPANY LIMITED

REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

1

ULI (NORTH & EAST CHINA) COMPANY LIMITED

DIRECTORS’ REPORT

The directors present their annual report together with the audited consolidated financial statements for the year ended 31 December 2021.

1.	PRINCIPAL ACTIVITIES

The principal activities of ULI (North & East China) Company Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China.

The activity of its subsidiary is set out in note 13 to the consolidated financial statements.

2.	RESULTS AND APPROPRIATIONS

The results of the Group for the year ended 31 December 2021 are set out in the consolidated statement of profit or loss and other comprehensive income on page 6.

The directors have declared the interim dividend of USD60 (2020: USD7.33) per ordinary share totalling of USD9,000,000 (2020: USD1,100,000). The directors do not recommend the payment of final dividend (2020: USD Nil).

3.	DIRECTORS

(a)	Directors of the Company

The directors of the Company during the year and up to the date of this report were:

Mr. Sun Wen Chi, George

Mr. Lee Chi Tak, Richard

There is no provision in the Company’s Article of Association in connection with the retirement of directors, both directors continue in office for the following year.

(b)	Director of the Company’s subsidiary

During the year and up to the date of this report, Mr. Sun Wen Chi, George is also the director of a subsidiary of the Company.

4.	DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE GROUP’S BUSINESS

Save for disclosed in notes 8(b) and 25(b) to the consolidated financial statements, no other transactions, arrangements and contracts of significance to which the Company, its subsidiary, its fellow subsidiaries or its holding companies was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

DIRECTORS’ REPORT

5.	DIRECTORS’ INTERESTS IN THE SHARES UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company or its subsidiary was a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short position in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.	MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiary was entered into or existed during the year.

7.	BUSINESS REVIEW

The Company is exempted from the disclosure of business review as required under Schedule 5 of the Companies Ordinance as a special resolution has passed by the members to the effect that the Company is not to prepare a business review.

8.	PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

9.	AUDITOR

The consolidated financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Lee Chi Tak, Richard

Hong Kong, 22 August 2022

3

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the consolidated financial statements of ULI (North & East China) Company Limited and its subsidiary (the “Group”) set out on pages 6 to 43, which comprise the consolidated statement of financial position as at 31 December 2021, and consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the Group as at 31 December 2021, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the Directors’ Report other than the consolidated financial statements and our auditor’s report thereon.

Our opinion on the consolidated financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

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INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Other Information (cont’d)

In connection with our audit of the consolidated financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Consolidated Financial Statements

The directors are responsible for the preparation of the consolidated financial statements that give a true and fair view in accordance with IFRSs issued by the IASB, HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

5

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

ULI (NORTH & EAST CHINA) COMPANY LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements (cont’d)

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ RSM Hong Kong

Certified Public Accountants

22 August 2022

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

	Note	2021	2020
		USD	USD

Revenue	4	132,651,821	43,176,633

Freight costs		(103,523,504)	(38,145,675)

Gross profit		29,128,317	5,030,958

Other income	5	69,507	85,696
Other gains and losses - net exchange gains		171,055	87,163
Administrative expenses		(7,381,248)	(2,983,312)
Other operating expenses		(1,111,102)	(544,141)

Profit from operations		20,876,529	1,676,364

Finance costs - interest expenses on lease liabilities	12	(4,063)	(3,870)

Profit before taxation	6	20,872,466	1,672,494

Income tax expense	7	(1,179)	(1)

Profit for the year		20,871,287	1,672,493

Other comprehensive income for the year, net of tax

Exchange differences on translating foreign operation	10	19,799	77,013

Total comprehensive income for the year		20,891,086	1,749,506

The notes on pages 10 to 43 form part of these financial statements.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2021

(Expressed in United States dollars)

	Note	2021	2020
		USD	USD

Non-current assets

Property and equipment	11	56,380	98,969
Right-of-use assets	12	34,652	136,731
		91,032	235,700
Current assets

Trade receivables	14	17,815,219	4,013,705
Other receivables, deposits and prepayments	15	371,346	203,346
Amounts due from related parties	16	7,488	25,106
Cash and cash equivalents	17	6,036,049	1,670,749
		24,230,102	5,912,906
Current liabilities

Trade payables	18	4,727,950	2,233,649
Other payables and accrued expenses	18	1,602,836	860,105
Amount due to related parties	16	3,163,759	34,032
Current taxation		30,369	12,121
Lease liabilities	19	36,786	106,707
		9,561,700	3,246,614
Net current assets		14,668,402	2,666,292
Total assets net current liabilities		14,759,434	2,901,992
Non-current liabilities
Lease liabilities	19	-	33,644
		-	33,644
NET ASSETS		14,759,434	2,868,348

Capital and reserves

Share capital	20	150,000	150,000
Reserves		14,609,434	2,718,348

TOTAL EQUITY		14,759,434	2,868,348

Approved by the Board of Directors on 22 August 2022 and are signed on its behalf by:

Lee Chi Tak, Richard	Sun Wen Chi, George

The notes on pages 10 to 43 form part of these financial statements.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

		Attributable to owners of the Company
	Note	Share capital	Exchange reserves	Retained profits	Total equity
		USD	USD	USD	USD

Balance at 1 January 2020		150,000	(111,837)	2,180,679	2,218,842

Total comprehensive income for the year		-	77,013	1,672,493	1,749,506

Dividends paid	20(b)	-	-	(1,100,000)	(1,100,000)

Balance at 31 December 2020 and 1 January 2021		150,000	(34,824)	2,753,172	2,868,348

Total comprehensive income for the year		-	19,799	20,871,287	20,891,086

Dividends paid	20(b)	-	-	(9,000,000)	(9,000,000)

Balance at 31 December 2021		150,000	(15,025)	14,624,459	14,759,434

The notes on pages 10 to 43 form part of these financial statements.

9

ULI (NORTH & EAST CHINA) COMPANY LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

	Note	2021	2020
		USD	USD

CASH FLOW FROM OPERATING ACTIVITIES

Profit before taxation		20,872,466	1,672,494
Adjustments for:
Interest income	5	(1,131)	(6,784)
Interest expenses on lease liabilities	12	4,063	3,870
Depreciation of right-of-use assets	12	125,561	105,005
Depreciation of property and equipment	11	44,110	68,507
COVID-19 Related rent concession received	12	-	(11,004)

Operating profit before changes in working capital		21,045,069	1,832,088

Increase in trade receivables		(13,801,514)	(2,479,097)
Increase in other receivables, deposits and prepayments		(168,000)	(2,989)
Change in amounts due from/to related parties		3,147,345	451,775
Increase in trade payables		2,494,301	980,866
Increase in other payables and accrued expenses		759,787	625,192

Cash generated from operations activities		13,476,988	1,407,835

Interest expenses on lease liabilities		(4,063)	(3,870)
Income tax paid		-	(928)

Net cash generated from operating activities		13,472,925	1,403,037

CASH FLOW FROM INVESTING ACTIVITIES

Interest received		1,131	6,784

Net cash generated from investing activities		1,131	6,784

CASH FLOW FROM FINANCING ACTIVITIES

Principal elements of lease payments		(129,481)	(93,486)

Dividends paid	20(b)	(9,000,000)	(1,100,000)

Net cash used in financing activities		(9,129,481)	(1,193,486)

Net increase in cash and cash equivalents		4,344,575	216,335

Cash and cash equivalents at 1 January		1,670,749	1,383,553

Effect on foreign exchange rate changes		20,725	70,861

Cash and cash equivalents at 31 December	17	6,036,049	1,670,749

The notes on pages 10 to 43 form part of these financial statements.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

1.	COMPANY INFORMATION

ULI (North & East China) Company Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business are Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong and Room 1308, Tomson Commercial Building, 710 Dong Fan Road, Pu Dong, Shanghai 200122, People’s Republic of China, respectively.

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services in the People’s Republic of China (“PRC”).

The principal activity and other particulars of its subsidiary (together with the Company collectively referred to as the “Group”) is set out in note 13 to the consolidated financial statements.

The consolidated financial statements are presented in United States dollars (“USD”), which is also the functional currency of the Group.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of preparation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRS”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These consolidated financial statements also comply with the applicable requirements of the Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Group are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Group. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Group for the current and prior accounting periods reflected in these consolidated financial statements.

The consolidated financial statements for the year ended 31 December 2021 comprise the Company and its subsidiary.

The measurement basis used in the preparation of the consolidated financial statements is the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(a)	Basis of preparation (cont’d)

The preparation of consolidated financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the consolidated financial statements are discussed in note 26.

(b)	Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary made up to 31 December. Subsidiary is entities over which the Group has control. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The Group has power over an entity when the Group has existing rights that give it the current ability to direct the relevant activities, i.e. activities that significantly affect the entity’s returns.

When assessing control, the Group considers its potential voting rights as well as potential voting rights held by other parties. A potential voting right is considered only if the holder has the practical ability to exercise that right.

Subsidiary is consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date the control ceases.

The gain or loss on the disposal of a subsidiary that results in a loss of control represents the difference between (i) the fair value of the consideration of the sale plus the fair value of any investment retained in that subsidiary and (ii) the Company’s share of the net assets of that subsidiary plus any remaining goodwill and any accumulated foreign currency translation reserve relating to that subsidiary.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Consolidation (cont’d)

Intragroup transactions, balances and unrealised profits are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of subsidiary has been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests represent the equity in subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are presented in the consolidated statement of financial position and consolidated statement of changes in equity within equity. Non-controlling interests are presented in the consolidated statement of profit or loss and consolidated statement of profit or loss and other comprehensive income as an allocation of profit or loss and total comprehensive income for the year between the non-controlling shareholders and owners of the Company.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling shareholders even if this results in the non-controlling interests having a deficit balance.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions (i.e. transactions with owners in their capacity as owners). The carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the Company.

In the Company’s statement of financial position, an investment in a subsidiary is stated at cost less impairment loss, unless the investment is classified as held for sale (or included in a disposal group that is classified as held for sale).

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and presentation currency.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Foreign currency translation (cont’d)

(ii)	Transactions and balances in each entity’s financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

Non-monetary items that are measured at fair value in foreign currencies are translated using the exchange rates at the dates when the fair values are determined.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. When a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss is recognised in profit or loss.

(iii)	Translation on consolidation

The results and financial position of all the Group entities that have a functional currency different from the Company’s presentation currency are translated into the Company’s presentation currency as follows:

-	Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

-	Income and expenses are translated at average exchange rates for the period (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the exchange rates on the transaction dates); and

-	All resulting exchange differences are recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

On consolidation, exchange differences arising from the translation of monetary items that form part of the net investment in foreign entities are recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Property and equipment

Property and equipment are stated in the consolidated statement of financial position at cost less accumulated depreciation and accumulated impairment losses, if any.

Depreciation of property and equipment is calculated at rates sufficient to write off their costs less their residual values over the estimated useful lives on a straight-line basis. The principal annual rates are as follows:

- Leasehold improvements	25%
- Office equipment	20% - 25%
- Motor vehicles	20% - 25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(e)	Leases

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

The Group as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

At the lease commencement date, the Group recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Group are primarily copier. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

The Group as a lessee (cont’d)

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

When the Group obtains ownership of the underlying leased assets at the end of the lease term, upon exercising purchase options, the cost of the relevant right-of-use assets and the related accumulated depreciation and impairment loss are transferred to property, plant and equipment / the carrying amount of the relevant right-of-use asset is transferred to property, plant and equipment.

Refundable rental deposits paid are accounted under HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

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ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

The Group as a lessee (cont’d)

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification. The only exceptions are any rent concessions which arose as a direct consequence of the COVID-19 pandemic and which satisfied the conditions set out in paragraph 46B of IFRS/HKFRS 16. In such cases, the Group took advantage of the practical expedient set out in paragraph 46A of IFRS/HKFRS 16 and recognised the change in consideration as if it were not a lease modification.

(f)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the consolidated statement of financial position when the Group becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

17

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Debt investments held by the Group are classified as amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

(h)	Trade and other receivables

A receivable is recognised when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortised cost using the effective interest method less allowance for credit losses.

(i)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses (“ECL”).

(j)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and an equity instrument under IFRSs and HKFRSs. An equity instrument is any contract the evidences a residual interest in the assets of the Group, after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

18

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(k)	Trade and other payables

Trade and other payables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(l)	Equity instruments

An equity instrument is any contract that evidence a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(m)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

(ii)	Pension obligations

The Group contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Group and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Group to the funds.

(iii)	Termination benefits

Termination benefits are recognised at the earlier of the dates when the Group can no longer withdraw the offer of those benefits, and when the Group recognises restructuring costs and involves the payment of termination benefits.

19

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investment in a subsidiary except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

20

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the consolidated statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset / cash- generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

(p)	Impairment of financial assets

The Group recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Group recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

21

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s core operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
-	significant deterioration in external market indicators of credit risk for a particular financial instrument;
-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
-	an actual or expected significant deterioration in the operating results of the debtor;
-	significant increases in credit risk on other financial instruments of the same debtor;
-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

22

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

Despite the foregoing, the Group assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	the financial instrument has a low risk of default,
(ii)	the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and
(iii)	adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Group considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Group considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or
-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above analysis, the Group considers that default has occurred when a financial asset is more than 180 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

23

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;
-	a breach of contract, such as a default or past due event;
-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or
-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganization; or
-	the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Group’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

24

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Impairment of financial assets (cont’d)

Measurement and recognition of ECL (cont’d)

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Group measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(q)	Provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(r)	Revenue and other income

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Group is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Group when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

25

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Revenue and other income (cont’d)

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are complete and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or fair value through other comprehensive income (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)	Application of new and revised IFRSs/HKFRSs

The Group has applied the the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2021 for the preparation of the consolidated financial statements:

Amendments to IFRS/HKFRS 9, IAS/HKAS 39, IFRS/HKFRS 7, IFRS/HKFRS 4 and IFRS/HKFRS 16	Interest Rate Benchmark Reform - Phase 2

The application of the amendments to IFRSs/HKFRSs in the current year had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these consolidated financial statements.

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

The Group has not early applied new and revised IFRSs/HKFRSs that have been issued but are not yet effective for the financial year beginning on 1 January 2021. These new and revised IFRSs/HKFRSs include the following which may be relevant to the Group.

26

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective (cont’d)

Effective for accounting periods beginning on or after
Amendments to IFRS/HKFRS 3 Business Combination - Reference to the Conceptual Framework	1 January 2022

Amendments to IAS/HKAS 16 Property, Plant and Equipment: Proceeds before Intended Use	1 January 2022

Annual Improvements to IFRSs/HKFRSs 2018 - 2020 Cycle	1 January 2022

Amendments to IAS/HKAS 1 Classification of Liabilities as Current or Non-current	1 January 2023

Amendments to IAS/HKAS 1 Presentation of Financial Statements and IFRS/HKFRS Practice Statement 2 Making Materiality Judgements - Disclosure of Accounting Policies	1 January 2023

Amendments to IAS/HKAS 8 Accounting Policies, Changes in Accounting Estimates and Errors - Definition of Accounting Estimates	1 January 2023

Amendments to IAS/HKAS 12 Income Taxes – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Group is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

27

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

4.	REVENUE

The principal activities of the Group are investment holding and the provision of air and ocean freight forwarding services in the PRC. The subsidiary is principally engaged in the provision of air and ocean freight forwarding services in the PRC.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

5.	OTHER INCOME

	2021	2020
	USD	USD
Bank interest income	1,131	6,784
Sundry income	68,376	78,912
	69,507	85,696

6.	PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging:

	2021	2020
	USD	USD
(a) Staff costs (including directors’ remuneration) (note 8):
- Salaries and allowances	6,576,473	2,474,368
- Retirement scheme contributions	518,895	264,566
	7,095,368	2,738,934
(b) Other items:
Auditor’s remuneration	15,648	11,994
Depreciation of property and equipment	44,110	68,507
Depreciation of right-of-use assets	125,561	105,005
Rental charges under operating leases in respect of land and buildings	264,781	226,579

28

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

7.	INCOME TAX EXPENSE

(a)	Income tax has been recognised in profit or loss as following:

	2021	2020
	USD	USD
Current tax - PRC
Provision for the year	1,179	-
Under-provision in prior years	-	1

	1,179	1

No provision for Hong Kong Profits Tax is required since the Company’s income is derived from overseas sources which is not liable to Hong Kong Profits Tax.

Taxation for PRC subsidiary is charged at the appropriate current rates of taxation ruling in the relevant tax jurisdictions.

(b)	Reconciliation between income tax expense and accounting profit at applicable tax rates:

	2021	2020
	USD	USD
Profit before taxation	20,872,466	1,672,494
Tax at the PRC Enterprise Income Tax of 25% (2020: 25%)	5,218,117	418,123
Tax effect of non-taxable income	(28,248,501)	(8,915,489)
Tax effect of non-deductible expenses	23,069,627	8,472,534
Tax effect of tax losses not recognised	-	24,832
Tax effect of utilisation of tax losses not previously recognised	(26,471)	-
Tax concession	(10,613)	-
Under-provision in prior years	-	1
Under-provision in current year	(980)	-
Income tax expense	1,179	1

29

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

8.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	Directors emoluments

	2021	2020
	USD	USD

Directors’ fees	-	-
Salaries and allowances	3,671,492	338,542

	3,671,492	338,542

(b)	Directors’ material interests in transactions, arrangements or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	Volume of transactions
			US$
Unique Logistics International (SIN) Pte Ltd.	Related Company	Freight income received	9,004
Shenzhen Unique Logistics International Limited	Related Company	Freight income received	293,275
		Freight charges paid	17,794
Unique Logistics (Korea) Co., Ltd	Related Company	Freight income received	518
Unique Logistics International (ATL) LLC	Related Company	Freight income received	5,462,684
Unique Logistics International (BOS) Inc.	Related Company	Freight income received	4,408,331
Unique Logistics International (HK) Limited	Related Company	Freight income received	252,294
		Management fee income received	60,000
Unique Logistics International (India) Private Limited	Related Company	Freight income received	648
		Freight charges paid	176,438
Unique Logistics International (NYC) LLC	Related Company	Freight income received	21,796,019
Unique Logistics International (Vietnam) Co., Ltd.	Related Company	Freight income received	193,660
		Freight charges paid	125,055
Asia Freight Solutions (HK) Limited	Related Company	Freight income received	101,149
PT. Unique Logistics International Indonesia	Related Company	Freight income received	7,396
TGF Unique Limited	Related Company	Freight income received	452,567
Unique Logistics International (LAX) Inc.	Related Company	Freight income received	1,739,931
ULI International Company Limited	Related Company	Freight income received	90,270
Uniquorn Internationl Logistics Co., Ltd. 武漢灝威國際物流有限公司	Related Company	Freight income received	4,100
Guangzhou Unique Logistics International Limited	Related Company	Freight charges paid	470
Unique Logistics International (South China) Limited - Xiamen Branch	Related Company	Freight charges paid	88,893
Unique International Logistics (M) Sdn. Bhd.	Related Company	Freight income received	63,226
Unique Freight Solutions (Thailand) Co., Ltd.	Related Company	Freight income received	7,172
Unique Logistics International Philippines Inc.	Related Company	Freight income received	956
孫文琪、劉曙光	Shareholder	Rental expenses	238,735
孫文琪	Shareholder	Management fee	36,000
Unique Logistics Holdings Limited	Shareholder	Management fee	12,339
劉曙光	Close member of shareholder	Salaries	30,936

Save for contracts amongst group companies and the aforementioned transactions, no other transactions, arrangements and contracts to which the Company was a party and in which a director of the Company and other director’s connected party had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

30

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

9.	PROFIT ATTRIBUTABLE TO SHAREHOLDERS

The profit attributable to shareholders is dealt with in the financial statements of the Company to the extent of USD20,712,076 (2020: USD1,772,460).

10.	OTHER COMPREHENSIVE INCOME FOR THE YEAR

Tax effects relating to each component of other comprehensive income are as follow:

	2021			2020
	Before tax amount	Tax expense	Net-of-tax amount	Before tax amount	Tax expense	Net-of-tax amount
	USD	USD	USD	USD	USD	USD
Exchange differences on translation of financial statements of overseas subsidiary	19,799	-	19,799	77,013	-	77,013

11.	PROPERTY AND EQUIPMENT

	Leasehold improvements	Office equipment	Motor vehicles	Total
	USD	USD	USD	USD
Cost:
At 1 January 2020	90,283	159,674	434,842	684,799
Exchange alignment	-	2,682	22,291	24,973
At 31 December 2020 and 1 January 2021	90,283	162,356	457,133	709,772
Exchange alignment	-	845	7,024	7,869
At 31 December 2021	90,283	163,201	464,157	717,641
Accumulated depreciation:
At 1 January 2020	90,283	138,365	295,844	524,492
Charge for the year	-	6,894	61,613	68,507
Exchange alignment	-	1,608	16,196	17,804
At 31 December 2020 and 1 January 2021	90,283	146,867	373,653	610,803
Charge for the year	-	6,698	37,412	44,110
Exchange alignment	-	604	5,744	6,348
At 31 December 2021	90,283	154,169	416,809	661,261
Carrying value:
At 31 December 2021	-	9,032	47,348	56,380
At 31 December 2020	-	15,489	83,480	98,969

31

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

12.	RIGHT-OF-USE ASSETS

Leased properties
USD
At 1 January 2020	199,906
Modifications	33,986
Depreciation	(105,005)
Exchange differences	7,844
At 31 December 2020 and 1 January 2021	136,731
Remeasurement of lease liabilities	21,853
Depreciation	(125,561)
Exchange differences	1,629
At 31 December 2021	34,652

Lease liabilities of USD36,786 (2020: USD140,351) are recognised with related right-of-use assets of USD34,652 (2020: USD136,731) as at 31 December 2021. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

	2021	2020
	USD	USD
Depreciation expenses on right-of-use assets	125,561	105,005
Interest expense on lease liabilities (included in finance costs)	4,063	3,870
Expenses relating to short-term lease (included in administrative expenses)	264,781	222,004
Expenses relating to lease of low value assets	-	473
COVID-19 related rent concessions received	-	11,004

Details of total cash outflow for leases is set out in note 21(b).

For both years, the Group leases various offices for its operations. Lease contracts are entered into for fixed average terms ranging from 1 to 5 years (2020: 1 to 5 years). Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Group applies the definition of a contract and determines the period for which the contract is enforceable.

32

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

13.	INVESTMENT IN A SUBSIDIARY

Details of a subsidiary as at 31 December 2021 are as follows:

Company	Place of incorporation	Particulars of issued/ paid up capital	Direct percentage of interest in ownership/ voting power	Principal activities
Unique Logistics International (Shanghai) Co., Ltd.	PRC	Paid up capital of USD1,150,000	100%	Provision of freight forwarding services

14.	TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

(a)	Foreign currency

Included in trade receivables are the following amounts denominated in currencies other than the Group’s functional currency:

	2021	2020
	USD	USD

Renminbi	411,753	539,661
Hong Kong dollars	-	(252)

(b)	Impairment of trade receivables

At 31 December 2021, the Group did not have any impaired receivables. The Group did not hold any collateral over this balance.

(c)	Trade receivables that are not impaired

Receivables that were neither past due nor impaired relate to wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related a number of independent customers that have a good track record with the Group. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Group does not hold any collateral over these balances.

Included in trade receivables are amounts due from related companies of USD12,181,995 (2020: USD1,756,829).

33

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

15.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

All other receivables, deposits and prepayments are expected to be recovered or recognised as expense within one year.

16.	AMOUNTS DUE FROM/TO RELATED PARTIES

	2021	2020
	USD	USD

Amounts due from related parties
- Related companies	7,488	25,106

Amounts due to related parties
- Related company	-	4,187
- Director	3,163,759	29,845

	3,163,759	34,032

The balances with related parties are in nature of current accounts, unsecured, interest free and have no fixed terms of repayment.

17.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash at bank and on hand. Cash at bank earns interest at floating interest rates based on daily bank deposits rates.

18.	TRADE AND OTHER PAYABLES AND ACCRUED EXPENSES

Trade and other payables and accrued expenses are expected to be settled within one year.

Included in trade and other payables and accrued expenses are the following amounts denominated in currencies other than the Group’s functional currency:

	2021	2020
	USD	USD
Renminbi	2,007,192	1,948,931

34

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

19.	LEASE LIABILITIES

	Minimum lease payments		Present value of minimum lease payments
	2021	2020	2021	2020
	USD	USD	USD	USD

Within one year	37,273	107,687	36,786	106,707
In the second to fifth years, inclusive	-	33,644	-	33,644

	37,273	141,331	36,786	140,351
Less: Future finance charges	(487)	(980)	N/A	N/A
Present value of lease obligations	36,786	140,351	36,786	140,351

Less: Amount due for settlement within 12 months (shown under current liabilities)			(36,786)	(106,707)

Amount due for settlement after 12 months			-	33,644

20.	CAPITAL, RESERVES AND DIVIDEND

(a)	Share capital

	2021		2020
	Number of shares	Amount	Number of shares	Amount
		USD		USD

Ordinary shares, issued and fully paid
At 1 January and 31 December	150,000	150,000	150,000	150,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)	Dividends

	2021		2020
	USD		USD
	per share	USD	per share	USD
Ordinary dividends paid
- interim dividend in respect of the current financial year approved and paid during theyear	60	9,000,000	7.33	1,100,000

35

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

20.	CAPITAL, RESERVES AND DIVIDEND (CONT’D)

(c)	Capital management

Capital comprises share capital and reserve stated in the statement of financial position. The Group’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Group manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Group is not subject to either internally or externally imposed capital requirements.

21.	NOTES TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

(a)	Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s statement of cash flows as cash flows from financing activities.

	1 January 2021	Remeasurement of lease liabilities	Cash flows	Exchange difference	Interest expenses	31 December 2021
	USD	USD	USD	USD	USD	USD
Lease liabilities (note 21)	140,351	24,233	(133,544)	1,683	4,063	36,786

	1 January 2020	Cash flows	Exchange difference	Interest expenses	Modifications of right-of- use assets	31 December 2020
	USD	USD	USD	USD	USD	USD
Lease liabilities (note 21)	202,785	(108,360)	8,070	3,870	33,986	140,351

(b)	Total cash outflow for leases

Amounts included in the statement of cash flows for leases comprise the following:

	2021	2020
	USD	USD
Within operating cash flows	4,063	3,870
Within financing cash flows	129,481	93,486
	133,544	97,356

These amounts related to the following:

	2021	2020
	USD	USD
Lease rental paid	133,544	97,356

36

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

22.	STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY

(a)	Statement of financial position of the Company

	2021	2020
	USD	USD

Non-current assets
Investment in a subsidiary	1,150,008	1,150,008
Property and equipment	-	50
	1,150,008	1,150,058
Current assets
Trade receivables	16,983,014	3,648,717
Other receivables, deposits and prepayments	85,105	18,250
Amounts due from a subsidiary	1,781,507	157,693
Amounts due from related parties	7,488	25,106
Cash and cash equivalents	4,093,370	1,065,655
	22,950,484	4,915,421
Current liabilities
Trade payables	4,823,692	2,360,189
Other payables and accrued expenses	1,560,470	830,763
Due to related parties	3,163,759	34,032
	9,547,921	3,224,984
Net current assets	13,402,563	1,690,437
NET ASSETS	14,552,571	2,840,495
Capital and reserves
Share capital	150,000	150,000
Reserves	14,402,571	2,690,495
TOTAL EQUITY	14,552,571	2,840,495

Approved by the Board of Directors on 22 August 2022 and are signed on its behalf by:

Lee Chi Tak, Richard	Sun Wen Chi, George

37

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

22.	STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF THE COMPANY (CONT’D)

(b)	Reserve movement of the Company

	Share capital	Retained profits	Total equity
	USD	USD	USD

Balance at 1 January 2020	150,000	2,018,035	2,168,035
Total comprehensive income for the year	-	1,772,460	1,772,460
Dividends paid	-	(1,100,000)	(1,100,000)

Balance at 31 December 2020	150,000	2,690,495	2,840,495
Total comprehensive income
for the year	-	20,712,076	20,712,076
Dividends paid	-	(9,000,000)	(9,000,000)

Balance at 31 December 2021	150,000	14,402,571	14,552,571

23.	RESERVES

(a)	Group

The amounts of the Group’s reserves and movements therein are presented in the consolidated statement of comprehensive income and consolidated statement of changes in equity.

(b)	Nature and purpose of reserves

(i)	Exchange reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with accounting policies set out in note 2(c) to the consolidated financial statements.

38

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

23.	RESERVES (CONT’D)

(b)	Nature and purpose of reserves (cont’d)

(ii)	Statutory reserve

Pursuant to the laws and regulations governing the PRC enterprises, the Group’s PRC subsidiary, which is a wholly foreign-owned enterprise, is required to allocate at least 10% of their after-tax profit but before dividend distribution to the statutory reserve until the reserve has reached 50% of their registered capital. The statutory reserve can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. No appropriation was made to statutory reserve as the retained earnings of the PRC subsidiary was RMB1.4 million (2020: RMB0.4 million), respectively. The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority. Appropriation to enterprise expansion fund is at the discretion of the board of directors of the PRC subsidiary. No appropriation was made to expansion fund during the year ended 31 December 2021 (2020: Nil).

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Group’s business. The Group’s exposure to these risks and the financial risk management policies and practices are described below.

(a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Group’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Group considers to have low credit risk.

Trade receivables

Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing.

39

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(a)	Credit risk (cont’d)

Trade receivables (cont’d)

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2021.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables.

The Group has all customers and which can be graded as low risk individually. These trade receivables shown above are subject to the expected credit loss model under the financial reporting standard on financial instruments. The trade receivables are considered to have low credit risk individually. At the end of the reporting year a loss allowance is recognised at an amount equal to 12 month ECL because there has not been a significant increase in credit risk since initial recognition. No loss allowance for ECL is necessary.

Receivables that were neither past due nor impaired related to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired related to a number of independent customers that had a good track record with the Group. Based on past experience, management believed that no impairment allowance was necessary in respect of these balances as there had been no significant change in credit quality and the balances were still considered fully recoverable.

At the end of the reporting period, the Group had certain concentrations of credit risk as 58% (2020: 45%) of the total trade receivables was due from the five largest customers.

(b)	Liquidity risk

The Group’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

40

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(b)	Liquidity risk (cont’d)

The following table details the remaining contractual maturities at the end of the reporting period of the Group’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Group can be required to pay.

		2021 Contractual undiscounted cash outflow
	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD

Trade payables	4,727,950	4,727,950	4,727,950	-	-
Other payables and accrued expenses	613,503	613,503	613,503	-	-
Amount due to a related party	3,163,759	3,163,759	3,163,759	-	-
Lease liabilities	36,786	36,786	36,786	-	-

	8,541,998	8,541,998	8,541,998	-	-

		2020 Contractual undiscounted cash outflow
	Carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	USD	USD	USD	USD	USD

Trade payables	2,233,649	2,233,649	2,233,649	-	-
Other payables and accrued expenses	353,650	353,650	353,650	-	-
Amount due to a related company	4,187	4,187	4,187	-	-
Amount due to a related party	29,845	29,845	29,845	-	-
Lease liabilities	140,351	140,351	106,707	33,644	-

	2,761,682	2,761,682	2,728,038	33,644	-

(c)	Foreign currency risk

The Group’s monetary assets and transactions are predominately in USD, HKD and RMB. As HKD is pegged to USD and there is insignificant fluctuation in the exchange rate between USD and RMB, the Group does not expect any significant exposure to foreign currency risk.

41

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

24.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES (CONT’D)

(c)	Foreign currency risk (cont’d)

The following table details the Group’s exposure at the end of the reporting period to foreign currency risk arising from recognised assets or liabilities denominated in a currency other than USD. For presentation purposes, the amounts of the exposure are shown in USD, translated using the spot rate at the year ended date.

	2021 Denominated in			2020 Denominated in
	European Dollars	Hong Kong Dollars	Renminbi	European Dollars	Hong Kong Dollars	Renminbi
	USD	USD	USD	USD	USD	USD

Trade and other receivables	-	-	652,707	-	(252)	644,786
Cash and cash equivalents	1,452	3,934	355,785	-	9,798	647,017
Trade and other payables	-	-	(2,007,192)	-	-	(1,948,931)
Tax payables	-	-	(30,369)	-	-	(12,121)

(d)	Interest rate risk

The Group has minimal exposure to interest rate risk as it has no significant interest- earning assets and interest-bearing liabilities.

(e)	Categories of financial instruments at 31 December

	2021	2020
	USD	USD

Financial assets:
Financial assets at amortised cost	23,996,142	5,792,272

Financial liabilities:
Financial liabilities at amortised cost	8,505,212	2,621,332

(f)	Fair values

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2021 and 2020.

42

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

25.	MATERIAL RELATED PARTY TRANSACTIONS

(a)	Transactions with key management personnel

All members of key management personnel are the directors of the Group, and the remuneration for them is disclosed in note 8(a).

(b)	Transactions with other related parties

During the year, the Group entered into the following material related party transactions:

	2021	2020
	USD	USD
A related party	30,936	29,052
Salaries paid
Office rent paid	238,735	205,289
Management fee paid	36,000	36,000

Related companies
Freight income received	34,883,200	4,023,965
Freight charge paid	408,650	414,358
Management fee income received	60,000	45,600
Management fee paid	12,339	12,339

Balances with related parties are disclosed in the statement of financial position and in notes 14 and 16.

26.	ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 24 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)	Impairment of property and equipment and right-of-use assets

Property and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Group has to exercise judgment and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Group estimates the recoverable amount of the cash-generating unit to which the assets belongs. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts.

43

ULI (NORTH & EAST CHINA) COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

26.	ACCOUNTING ESTIMATES AND JUDGEMENTS (CONT’D)

(a)	Impairment of property and equipment and right-of-use assets (cont’d)

The carrying amount of property and equipment and right-of-use assets as at 31 December 2021 were USD56,380 (2020: USD98,969) and USD34,652 (2020: USD136,731) respectively.

(b)	Impairment of trade receivables

The management of the Group estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Group in accordance with and all the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2021, the carrying amount of trade receivables is USD17,815,219 with no allowance for doubtful debts (2020: USD4,013,705 with no allowance for doubtful debts).

Appendix i

ULI (NORTH & EAST CHINA) COMPANY LIMITED

DETAILED STATEMENT OF PROFIT OR LOSS - THE COMPANY FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

(For Management Information Only)

	2021	2020
	USD	USD

Freight income	112,925,526	35,580,967
Freight costs	(86,581,908)	(32,892,422)
Gross profit	26,343,618	2,688,545
Other income
Bank interest income	178	372
Sundry income	68,298	59,724
	68,476	60,096
Other gains and losses - net exchange (losses)/gains	(342,857)	20,890
Expenditure (Appendix ii)
Administrative expenses	4,577,672	782,236
Other operating expenses	779,489	214,835
	5,357,161	997,071
Profit before taxation	20,712,076	1,772,460

Appendix ii

ULI (NORTH & EAST CHINA) COMPANY LIMITED

ADMINISTRATIVE AND OTHER OPERATING EXPENSES - THE COMPANY FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in United States dollars)

(For Management Information Only)

	2021	2020
	USD	USD

Administrative expenses
Staff
Directors’ remuneration	3,595,435	268,536
Retirement scheme contributions	23,557	14,527
Staff costs	852,655	415,412
	4,471,647	698,475
Premises
Rent	106,025	83,761
	4,577,672	782,236
Other operating expenses
Communications
Telephone	17,366	18,150
Financial and other expenses
Auditor’s remuneration	14,093	10,536
Bad debt	171	6,114
Bank charges	15,661	12,123
Computer expenses	29,884	17,834
Commission expenses	554,337	-
Depreciation on property and equipment	50	85
Depreciation on right-of-use assets	-	6,293
Management fee	49,233	48,339
Office expenses	4,569	2,839
Other expenses	11,759	34,789
Postage and courier	359	520
	680,116	139,472
Travelling and entertainment
Entertainment	52,195	27,339
Motor vehicles expenses	22,919	16,747
Travelling	6,893	13,127
	82,007	57,213
	779,489	214,835